                                                                     EXHIBIT 2.6


                              STOCKHOLDER AGREEMENT

         THIS AGREEMENT, dated as of February 14, 2005, is made by and among MLB Advanced Media, L.P., a Delaware limited liability partnership ("Parent"), MLBAM Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the "Purchaser"), Competiber, S.A., a Spanish holding company ("Competiber"), Mr. Ignacio Suarez-Zuloaga ("Suarez-Zuloaga"), Mr. Ramon Suarez ("Suarez") and Valor XXI SICAV, S.A., a Spanish investment fund ("Valor XXI" and, together with Competiber, Suarez-Zuloaga and Suarez, the "Stockholders").

                                   WITNESSETH:

         WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Purchaser and Tickets.com, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which the Purchaser will be merged with and into the Company (the "Merger"); and

         WHEREAS, in furtherance of the Merger, Parent and the Company desire that after the announcement of the execution of the Merger Agreement, the Purchaser shall commence a cash tender offer (the "Offer") to purchase at the Offer Price all outstanding shares of Common Stock (each as defined in Section 1 hereof), including all of the Securities (as defined in Section 2 hereof) beneficially owned by the Stockholders; and

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

         1. Definitions. For purposes of this Agreement:

            (a) "Beneficially Owned" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person (as hereinafter defined) shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

            (b) "Common Stock" shall mean the Common Stock, $0.000225 par value, of the Company.

            (c) "Offer Price" shall mean cash in the amount of $1.10 per share of Common Stock or, if greater, the price per share paid by the Purchaser in the Offer.
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            (d) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

            (e) Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

         2. Tender of Shares.

            (a) In order to induce Parent and the Purchaser to enter into the Merger Agreement, the Stockholders hereby agree to validly tender (or cause the record owner of such shares to validly tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than the fifteenth business day after commencement of the Offer pursuant to Section 1.01 of the Merger Agreement and Rule 14d-2 under the Exchange Act, all shares of Common Stock Beneficially Owned by the Stockholders, being as set forth on Schedule I hereto (the "Existing Securities") together with any other shares of Common Stock acquired by any of the Stockholders in any capacity after the date hereof and prior to the termination of this Agreement by means of purchase, dividend, distribution, exercise of options, warrants or other rights to acquire Common Stock or in any other way (together with the Existing Securities, the "Securities"). The Stockholders hereby acknowledge and agree that Parent's and the Purchaser's obligation to accept for payment and pay for the Securities in the Offer, including the Securities Beneficially Owned by the Stockholders, is subject to the terms and conditions of the Offer.

            (b) The Stockholders hereby permit Parent and the Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) their identity and ownership of the Securities and the nature of their commitments, arrangements and understandings under this Agreement.

         3. Additional Agreements.

            (a) Voting Agreement. The Stockholders shall, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, vote (or cause to be voted) all Securities then held of record or Beneficially Owned by the Stockholders, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and (ii) against any proposal relating to an Acquisition Proposal and against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions set forth in Annex I to the Merger Agreement or set forth in
Article VI of the Merger Agreement not being fulfilled.

            (b) No Inconsistent Arrangements. The Stockholders hereby covenant and agree that, except as contemplated by this Agreement and the Merger Agreement, they shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge (other than a pledge which does not impair the Stockholders' ability to perform under this Agreement) or other disposition), or consent to any transfer of, any or all of the Securities or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Securities or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Securities, (iv) deposit the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities or (v) take any other action that would in any way restrict, limit or interfere with the performance of their obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

            (c) No Solicitation. The Stockholders hereby agree, in their capacity as stockholders of the Company, that neither the Stockholders nor any affiliates, representatives or agents shall (and, if the Stockholder is a corporation, partnership, trust or other entity, the Stockholder shall cause its officers, directors, partners, and employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent, the Purchaser or any of their respective affiliates or representatives) concerning any proposal relating to an Acquisition Proposal. The Stockholders will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any proposal relating to an Acquisition Proposal. The Stockholders will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry (and will disclose any written materials received by the Stockholders in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry which it may receive in respect of any such Acquisition Proposal.

            (d) Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

            (e) Waiver of Dissenters' Rights. The Stockholders hereby waive any rights of appraisal or rights to dissent from the Merger that they may have.

         4. Representations and Warranties of the Stockholders. The Stockholders hereby represent and warrant to Parent and the Purchaser as follows:

            (a) Ownership of Securities. The Stockholders are the record and Beneficial Owners of the Existing Securities, as set forth on Schedule I. On the date hereof, the Existing Securities constitute all of the Securities owned of record or Beneficially Owned by the Stockholders. The Stockholders have sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

            (b) Power; Binding Agreement. The Stockholders have the power and authority to enter into and perform all of the Stockholders' obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholders will not violate any other agreement to which the Stockholders are a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholders and constitutes a valid and binding agreement of each of the Stockholders, enforceable against each Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which any of the Stockholders is a trustee, or any party to any other agreement or arrangement, whose consent is required for the execution and delivery of this Agreement or the consummation by any of the Stockholders of the transactions contemplated hereby.

            (c) No Conflicts. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by the Stockholders, the consummation by the Stockholders of the transactions contemplated hereby and the compliance by the Stockholders with the provisions hereof and (ii) none of the execution and delivery of this Agreement by the Stockholders, the consummation by the Stockholders of the transactions contemplated hereby or compliance by the Stockholders with any of the provisions hereof, except in cases in which any conflict, breach, default or violation described below would not interfere with the ability of such Stockholder to perform such Stockholder's obligations hereunder, shall (A) conflict with or result in any breach of any organizational documents applicable to any of the Stockholders, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which any Stockholder is a party or by which any Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to any Stockholder or any of such Stockholder's properties or assets.

            (d) No Liens. Except as permitted by this Agreement, the Existing Securities and the certificates representing such securities are now, and at all times during the term hereof will be, held by the Stockholders, or by a nominee or custodian for the benefit of the Stockholders, free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever, except for any such Liens or proxies arising hereunder.

            (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any of the Stockholders.

            (f) Reliance by Parent. The Stockholders understand and acknowledge that Parent is entering into, and causing the Purchaser to enter into, the Merger Agreement in reliance upon each of the Stockholders' execution and delivery of this Agreement.

         5. Representations and Warranties of Parent and the Purchaser. Each of Parent and the Purchaser hereby represents and warrants to the Stockholders as follows:

            (a) Power; Binding Agreement. Parent and the Purchaser each has the power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and the Purchaser will not violate any other agreement to which either of them is a party. This Agreement has been duly and validly executed and delivered by each of Parent and the Purchaser and constitutes a valid and binding agreement of each of Parent and the Purchaser, enforceable against each of Parent and the Purchaser in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

            (b) No Conflicts. Except for filings under the HSR Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by each of Parent and the Purchaser, the consummation by each of Parent and the Purchaser of the transactions contemplated hereby and the compliance by Parent and the Purchaser with the provisions hereof and (ii) none of the execution and delivery of this Agreement by each of Parent and the Purchaser, the consummation by each of Parent and the Purchaser of the transactions contemplated hereby or compliance by each of Parent and the Purchaser with any of the provisions hereof, except in cases in which any conflict, breach, default or violation described below would not interfere with the ability of Parent or the Purchaser to perform their respective obligations hereunder, shall (A) conflict with or result in any breach of any organizational documents applicable to either of Parent or the Purchaser, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either of Parent or the Purchaser is a party or by which either of Parent or the Purchaser or any of their properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to either of Parent or the Purchaser or any of their properties or assets.

         6. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         7. Stop Transfer. The Stockholders shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Securities" shall refer to and include the Securities as well as all such stock dividends and distributions and any shares into which or for which any and all of the Securities may be changed or exchanged.


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
         8. Termination. The covenants, agreements and proxy contained herein with respect to the Securities shall terminate upon the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms.

         9. Miscellaneous.

            (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

            (b) Binding Agreement. This Agreement and the obligations hereunder shall attach to the Securities and shall be binding upon any person or entity to which legal or beneficial ownership of the Securities shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's administrators or successors. Notwithstanding any transfer of Securities, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

            (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Stockholders or Parent and the Purchaser, as the case may be, provided that Parent or the Purchaser may assign, in its respective sole discretion, its rights and obligations hereunder to any affiliate of Parent or any other MLB Entity without the consent of the Stockholders, but no such assignment shall relieve Parent or the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

            (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

            (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or facsimile (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                If to the Stockholders:

                Mr. Ignacio Suarez-Zuloaga
                Mr. Ramon Suarez
                Lopez de Hoyos 5
                Madrid, Spain 28006
                Facsimile 011 34 91 564 3006


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
                If to Parent or the Purchaser:

                MLB Advanced Media, L.P.
                75 Ninth Avenue
                New York, NY  10011
                Attention: Michael J. Mellis
                Facsimile: (212) 485-3452

                With a copy to:

                Foley & Lardner LLP
                777 East Wisconsin Avenue
                Milwaukee, Wisconsin 53202
                Attention: Jay O. Rothman
                Facsimile: (414) 297-4900

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

            (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

            (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            (i) No Waiver. The failure of any party hereto to exercise any rights, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

            (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.


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
            (k) Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. Any court of competent jurisdiction sitting within the State of New York, New York County will be the exclusive jurisdiction and venue for any dispute arising out of or relating to this Agreement.

            (l) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            (m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.


                            [Signature page follows]

         IN WITNESS WHEREOF, Parent, the Purchaser and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                       MLB ADVANCED MEDIA, L.P.,
                                       by MLB Advanced Media, Inc.,
                                       its General Partner


                                       By:    /s/  Michael J. Mellis
                                             -----------------------------------
                                              Name:      Michael J. Mellis
                                              Title:     Senior Vice President
                                                         and General Counsel

                                       MLBAM Acquisition Corp.


                                       By:    /s/   Robert A. Bowman
                                             -----------------------------------
                                              Name:      Robert A. Bowman
                                              Title:     Director

                                       COMPETIBER, S.A.


                                       By:   /s/  Ignacio Suarez-Zuloaga
                                             -----------------------------------
                                              Name:      Ignacio Suarez-Zuloaga
                                             Title:      Chief Executive Officer

                                       VALOR XXI SICAV, S.A.

                                       By:   /s/  Ignacio Suarez-Zuloaga
                                             -----------------------------------
                                              Name:      Ignacio Suarez-Zuloaga
                                             Title:      President

                                       RAMON SUAREZ

                                       By:    /s/  Ignacio Suarez-Zuloaga
                                             -----------------------------------
                                             Ignacio Suarez-Zuloaga,
                                             Attorney-in-Fact

                                       IGNACIO SUAREZ-ZULOAGA

                                       /s/ Ignacio Suarez-Zuloaga
                                       -----------------------------------


                                       9
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                                   SCHEDULE I

                                                         SECURITIES
    NAME OF STOCKHOLDER                              BENEFICIALLY OWNED
    -------------------                              ------------------
     Competiber, S.A.                                    1,736,900


   Valor XXI SICAV, S.A.                                   12,586


Mr. Ignacio Suarez-Zuloaga                                509,008


     Mr. Ramon Suarez                                     276,900